UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 22, 2016
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2016, Customers Bancorp, Inc. (the "Company") appointed Andrea Allon as a director.  Ms. Allon currently serves as the Chief Operating Officer of the Greater Philadelphia Chamber of Commerce, and is a former partner of Ernst and Young, LLP.  Ms. Allon also has served as an instructor of accounting and auditing classes at the University of Pennsylvania, Temple University and Villanova University.  She received her MBA from Columbia University and her undergraduate degree from the University of Pennsylvania's Wharton School.

Ms. Allon will serve as a director in Class II, with a term expiring at the Company's annual meeting of shareholders in 2019.  She has been appointed to the Audit Committee of the board of directors, and the board of directors has determined that Ms. Allon meets the requirements for independence and qualification as an audit committee financial expert under applicable Securities and Exchange Commission and New York Stock Exchange rules and standards. There are no arrangements or understandings pursuant to which Ms. Allon was appointed as a director, and there are no related party transactions between the Company and Ms. Allon reportable under Item 404(a) of Regulation S-K.  In connection with her service as a director, Ms. Allon will be entitled to the same compensation and benefits made available to the Company's non-employee directors generally.

A copy of the press release announcing the appointment of Ms. Allon is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
Exhibit 99.1	Press Release dated June 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: June 27, 2016

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Press Release dated June 27, 2016.